Filed Pursuant to Rule Number 424(b)(3)
Registration No. 333-180274

AMERICAN REALTY CAPITAL TRUST IV, INC.
SUPPLEMENT NO. 1, DATED JULY 23, 2012
TO THE PROSPECTUS, DATED JUNE 8, 2012

This prospectus supplement (this “Supplement No. 1”) is part of the prospectus of American Realty Capital Trust IV, Inc. (the “Company,” “us,” “our” or “we”), dated June 8, 2012 (the “Prospectus”). This Supplement No. 1 supplements, modifies or supersedes certain information contained in our Prospectus and should be read in conjunction with our Prospectus. Unless otherwise indicated, the information contained herein is current as of the filing date of the prospectus supplement in which the Company initially disclosed such information. This Supplement No. 1 will be delivered with the Prospectus.

The purpose of this Supplement No. 1 is to, among other things:

•	update the status of the Company’s initial public offering;
•	disclose changes to investor suitability standards for Massachusetts, New Jersey and Texas investors;
•	update our risk factors;
•	update disclosure relating to management compensation;
•	update disclosure relating to modified funds from operations (“MFFO”); and
•	update Appendix C — Subscription Agreement.

Status of the Offering

We commenced our reasonable best efforts initial public offering of up to 60.0 million shares of common stock on June 8, 2012 (excluding shares to be issued under the distribution reinvestment plan, or DRIP). As of the date hereof, we have not yet received subscriptions in the amount of $2.0 million, which is necessary for us to break escrow. Further, we will not accept subscriptions from residents of Pennsylvania until we have received aggregate subscriptions of at least $75.0 million and we will not accept subscriptions from residents of Tennessee until we have received aggregate subscriptions of at least $20.0 million.

We will offer shares of our common stock until June 8, 2014, unless the offering is extended in accordance with the Prospectus, provided that the offering will be terminated if all 60.0 million shares of our common stock are sold before such date (subject to our right to reallocate shares offered pursuant to the DRIP for sale in our primary offering).

Shares Currently Available for Sale

As of the date hereof, there are 8,888 shares of our common stock outstanding, including restricted stock and shares issued under the DRIP. As of the date hereof, there are approximately 60.0 million shares of our common stock available for sale, excluding shares available under our DRIP.

PROSPECTUS UPDATES

Cover

The following disclosure replaces in its entirety the second bulleted risk factor on the cover of the Prospectus.

•	“The amount of the distributions paid may decrease at any time. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment, and you may lose all or a portion of your investment. Our organizational documents permit us to use unlimited amounts of any source to pay distributions, including offering proceeds and financings. Any of these distributions may reduce the amount of capital we ultimately invest in properties and other permitted investments and negatively impact the value of your investment.”

Investor Suitability Standards

The following disclosure replaces the first sentence of the fourth full paragraph of the disclosure on page i of the Prospectus under the heading “Investor Suitability Standards.”

“The minimum purchase is 100 shares ($2,500).”

The following disclosure replaces in its entirety the disclosure beginning on page i of the Prospectus under the heading “Investor Suitability Standards – Massachusetts, Michigan, New Jersey, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico.”

“Massachusetts, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico

•	Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Iowa, Oregon, Pennsylvania, Washington or New Mexico resident’s net worth. A Massachusetts investor’s or Ohio investor’s aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Note that Ohio investors cannot participate in the distribution reinvestment plan.

Michigan

•	The maximum investment allowable in our company for a Michigan investor is 10% of his or her net worth.

New Jersey

•	Investors who reside in the state of New Jersey must have either (i) a liquid net worth of $100,000 and annual gross income of $85,000 or (ii) a minimum liquid net worth of $350,000. Additionally, a New Jersey investor’s total investment in this offering and other non-traded business development companies shall not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Texas

•	An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, either (a) minimum annual gross income of $100,000 and a minimum net worth of $100,000, or (b) minimum net worth of $250,000; net worth shall be exclusive of home, home furnishings and automobiles.”

Table of Contents

The following disclosure is added to the Table of Contents beginning on page v of the Prospectus.

Page
“Prospectus Summary	1”

Prospectus Summary

The following disclosure is added as the seventh sentence of the first paragraph on page 11 of the Prospectus under the heading “Prospectus Summary – What are the fees that you will pay to the advisor, its affiliates, the dealer manager and your directors?”

“The total amount of acquisition fees, acquisition expense reimbursements, asset management fees, financing coordination fees, disposition fees and subordinated distributions by the operating partnership payable to the advisor (or its assignees), together with the fair market value of any shares of restricted stock granted under our restricted share plan, shall not exceed (a) 6% of all properties’ aggregate gross contract purchase price, (b) as determined annually, the greater, in the aggregate, of 2% of average invested assets and 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period, (c) disposition fees, if any, of up to 3% of the contract sales price of all properties that we sell and (d) 15% of remaining net sales proceeds after return of capital contributions plus payment to investors of a 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors.”

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Risk Factors

The following disclosure is added as the first full risk factor on page 39 of the Prospectus under the heading “Risk Factors — General Risks Related to This Offering and Our Corporate Structure.”

“We intend to disclose modified funds from operations, or MFFO, a non-GAAP financial measure, in future communications with investors, including documents filed with the SEC; however, MFFO is not equivalent to our net income or loss as determined under GAAP, and you should consider GAAP measures to be more relevant to our operating performance.

We will use, and we intend to disclose to investors, MFFO, which is a non-GAAP financial measure. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds from Operations and Modified Funds from Operations.” MFFO is not equivalent to our net income or loss as determined in accordance with GAAP, and investors should consider GAAP measures to be more relevant to evaluating our operating performance. MFFO and GAAP net income differ because MFFO excludes gains or losses from sales of property and asset impairment write-downs, and adds back depreciation and amortization, adjusts for unconsolidated partnerships and joint ventures, and further excludes acquisition-related expenses, amortization of above- and below-market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests.

Because of the differences between MFFO and GAAP net income or loss, MFFO may not be an accurate indicator of our operating performance, especially during periods in which we are acquiring properties. In addition, MFFO is not necessarily indicative of cash flow available to fund cash needs and investors should not consider MFFO as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. Neither the SEC nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate MFFO. Also, because not all companies calculate MFFO the same way, comparisons with other companies may not be meaningful.”

The following disclosure replaces in its entirety the first full risk factor on page 42 of the Prospectus under the heading “Risk Factors — General Risks Related to Investments in Real Estate.”

“We may be unable to secure funds for future tenant improvements or capital needs, which could adversely impact our ability to pay cash distributions to our stockholders.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. We intend to reserve only 0.1% of the gross proceeds from this offering for future capital needs. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.”

Management Compensation

The following disclosure is added as the seventh sentence of the paragraph on page 83 of the Prospectus under the heading “Management Compensation.”

“The total amount of acquisition fees, acquisition expense reimbursements, asset management fees, financing coordination fees, disposition fees and subordinated distributions by the operating partnership payable to the advisor (or its assignees), together with the fair market value of any shares of restricted stock granted under our restricted share plan, shall not exceed (a) 6% of all properties’ aggregate gross contract purchase price, (b) as determined annually, the greater, in the aggregate, of 2% of average invested assets and 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period, (c) disposition fees, if any, of up to 3% of the contract sales price of all properties that we sell and (d) 15% of remaining net sales proceeds after return of capital contributions plus payment to investors of a 6% cumulative, pre-tax, non- compounded return on the capital contributed by investors.”

3

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following disclosure replaces in its entirety footnote (5) on page 134 of the Prospectus under the heading “Funds from Operations and Modified Funds from Operations.”

“(5) Management believes that adjusting for fair value adjustments for derivatives provides useful information because such fair value adjustments are based on market fluctuations and may not be directly related or attributable to the company’s operations. However, the basis for some such fair value adjustments made to derivatives is dependent on the reasons for holding the derivative and may be based on an estimate of future performance of the underlying asset, either from a value perspective or cash flow perspective, that may not be performing as intended at the time the derivative was entered into.”

Description of Securities

The following disclosure replaces in its entirety the disclosure on page 179 of the Prospectus under the heading “Description of Securities – Tender Offers.”

“Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with all of the provisions of Regulation 14D of the Exchange Act. If the offeror does not comply with the provisions set forth above, such non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.”

Subscription Agreements

The form of subscription agreement contained in Appendix C of the Prospectus is hereby replaced with the revised form of subscription agreement attached to this Supplement No. 1 as Appendix C. The revised form of subscription agreement supersedes and replaces the form of subscription agreement contained in the Prospectus.

4

APPENDIX C
AMERICAN REALTY CAPITAL TRUST IV, INC.
SUBSCRIPTION AGREEMENT

AMERICAN REALTY CAPITAL TRUST IV, INC.

SUBSCRIPTION AGREEMENT
AMERICAN REALTY CAPITAL TRUST IV, INC.
INSTRUCTION PAGE

(For optional electronic delivery, see page C-6)

In no event may a subscription of shares be accepted until at least five business days after the date the subscriber receives the final prospectus. You will receive a confirmation of your purchase.

PROCEDURES PRIOR TO ESCROW BREAK:

Until we have raised the minimum offering amount, your broker-dealer or registered investment advisor should MAIL properly completed and executed ORIGINAL documents, along with your check payable to “UMB Bank, N.A., Escrow Agent for American Realty Capital Trust IV, Inc.” to Realty Capital Securities at the following address:

American Realty Capital Trust IV, Inc.
c/o Realty Capital Securities, LLC
3 Copley Place
Suite 3300 Boston, MA 02116
Phone (888) 518-8073
Fax (877) 894-1127

*For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures.

Realty Capital Securities will then forward your check to our escrow agent, UMB Bank, N.A.

If you have any questions, please call your registered representative or Realty Capital Securities, LLC at 1-877-373-2522.

PROCEDURES POST-ESCROW BREAK:

Once we have raised $2,000,000, from persons who are not affiliated with us or our sponsor, your broker-dealer or registered investment advisor should MAIL properly completed and executed ORIGINAL documents, along with your check payable to “American Realty Capital Trust IV, Inc.” to the following address (except that Pennsylvania and Tennessee investors should continue to follow the instructions above until $75,000,000 and $20,000,000, respectively, has been raised. See “Prospectus Summary — Terms of the Offering” in the prospectus):

American Realty Capital Trust IV, Inc.
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, Missouri 64105-1407
Phone: (866) 771-2088
Fax: (877) 694-1113

*For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures.

If you have any questions, please call your registered representative or Realty Capital Securities, LLC at 1-877-373-2522

Instructions to Subscribers

Section 1:  Indicate investment amount (Make all checks payable as described above.)

Section 2:  Choose type of ownership

Non-Custodial Ownership

Accounts with more than one owner must have ALL PARTIES SIGN where indicated on page 7.

Be sure to attach copies of all plan documents for Pension Plans, Trust or Corporate Partnerships required in section 2.

Custodial Ownership

For New IRA/Qualified Plan Accounts, please complete the form/application provided by your custodian of choice in addition to this subscription document and forward to the custodian for processing.

For existing IRA Accounts and other Custodial Accounts, information must be completed BY THE CUSTODIAN. Have all documents signed by the appropriate officers as indicated in the Corporate Resolution (which are also to be included).

Section 3:  All names, addresses, Dates of Birth, Social Security or Tax I.D. numbers of all investors or Trustees

Section 4:  Choose Distribution Allocation option

Section 5:  To be signed and completed by your Financial Advisor (be sure to include CRD number for FA and BD Firm and the Branch Manager’s signature)

Section 6:  Have ALL owners initial and sign where indicated on Page 7

Section 7:  All investors must complete and sign the substitute W9

AMERICAN REALTY CAPITAL TRUST IV, INC SUBSCRIPTION AGREEMENT

1.  YOUR INITIAL INVESTMENT All subscription payments (other than those from Pennsylvania residents) will be placed in an account held by the escrow agent, UMB Bank, N.A., in trust for subscribers’ benefit, and will be released to us only if we have sold a minimum of 200,000 shares to the public by June 8, 2013, which is one year from the effective date of this offering. We will not sell any shares to Pennsylvania residents unless we raise a minimum of $75,000,000 in aggregate gross offering proceeds from, to all investors pursuant to this offering by June 8, 2013, which is one year from the effective date of this offering. In addition, we will not sell any shares to Tennessee residents unless we raise a minimum of $20,000,000 in aggregate gross offering proceeds from all investors pursuant to this offering by June 8, 2013, which is one year from the effective date of this offering. Pending a satisfaction of this condition, all subscription payments from Pennsylvania and Tennessee residents will be placed in an account held by the escrow agent, UMB Bank, N.A., in trust for subscribers’ benefit, pending release to us. Funds in escrow will be invested in short-term investments that mature on or before June 8, 2013, which is one year from the effective date of this offering, or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested.

Make all checks payable as described in the foregoing instructions.

Investment Amount $ .	Brokerage Account Number .
The minimum initial investment is 100 shares ($2,500)	(If applicable)

Cash, cashier’s checks/official bank checks in bearer form, foreign checks, money orders, third party checks, or traveler’s checks will not be accepted.

☐ I/WE AM/ARE EMPLOYEE(S) OF REALTY CAPITAL SECURITIES, LLC, AN AFFILIATE, BROKER AND/OR AN IMMEDIATE FAMILY MEMBER OF ONE OF THE ABOVE. I/WE ACKNOWLEDGE THAT NO COMMISSION WILL BE PAID FOR THIS PURCHASE, BUT I/WE WILL RECEIVE ADDITIONAL SHARES OR FRACTIONS THEREOF.

☐ CHECK HERE IF ADDITIONAL PURCHASE AND COMPLETE NUMBER 3 BELOW.

2.  FORM OF OWNERSHIP (Select only one)

Non-Custodial Ownership	Custodial Ownership
____ Individual
____ Joint Tenant (Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated)
____ Tenants in Common
____ TOD — Optional designation of beneficiaries for individual joint owners with rights of survivorship or tenants by the entireties. (Please complete Transfer on Death Registration Form. You may download the form at www.americanrealtycap.com/materials/)
____ Uniform Gift/Transfer to Minors (UGMA/UTMA)
  Under the UGMA/UTMA of the State of _______________
____ Pension or other Retirement Plan (Include Plan Documents)
____ Trust (Include title and signature pages of Trust Documents)
____ Corporation or Partnership (Include Corporate Resolution or Partnership Agreement, as applicable)
____ Other _______________________ (Include title and signature pages)	Third Party
Administered
Custodial Plan
(new IRA accounts will require an additional application)
☐ IRA ☐ ROTH/IRA ☐ SEP/IRA ☐ SIMPLE ☐ OTHER
Name of Custodian
Mailing Address
City, State Zip
Custodian Information (To be completed by Custodian above) Custodian Tax ID # Custodian Account # Custodian Phone

3.  INVESTOR INFORMATION (Please print name(s) in which Shares are to be registered.)

A.  Individual/Trust/Beneficial Owner

First Name:	Middle Name:
Last Name:	Tax ID or SS#:
Street Address:	City:	State:	Zip:

Date of Birth: (mm/dd/yyyy) ___/___/____ If Non-U.S. Citizen, specify Country of Citizenship:

Daytime Phone #:         U.S. Driver’s License Number (if available):          State of Issue:

Email Address:

CALIFORNIA INVESTORS:  ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request.
Any such request will be subject to our verification.

B.  Joint Owner/Co-Trustee/Minor

First Name:	Middle Name:
Last Name:	Tax ID or SS#:
Street Address:	City:	State:	Zip:

Date of Birth: (mm/dd/yyyy) ____/___/___ If Non-U.S. Citizen, specify Country of Citizenship:

Daytime Phone #:

C.  Residential Street Address (This section must be completed for verification purposes if mailing address in section 3A is a P.O. Box)

Street Address:
City:	State:	Zip:

D.  Trust/Corporation/Partnership/Other (Trustee’s information must be provided in sections 3A and 3B)
Date of Trust: ____/____/________

Entity Name/Title of Trust:	Tax ID Number:

E.  Government ID (Foreign Citizens only) Identification documents must have a reference number and photo. Please attach a photocopy.

Place of Birth:
City	State/Providence	Country
Immigration Status: Permanent resident ☐	Non-permanent resident ☐	Non-resident ☐

Check which type of document you are providing:

☐ US Driver’s License	☐ INS Permanent resident alien card	☐ Passport with U.S. Visa
☐ Employment Authorization Document
☐ Passport without U.S. Visa Bank Name (required):		Account No. (required):
☐ Foreign national identity documents Bank address (required):		Phone No. required:
Number for the document checked above and country of issuance:

F.  Employer: Retired: ☐

4.  DISTRIBUTIONS (Select only one)

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your dividend distributions.

By electing to participate in the Distribution Reinvestment Plan you agree that, there is any material change in your financial condition or inaccuracy of any representation under this Subscription Agreement, you will promptly notify the reinvestment agent, which is currently us, in writing of that fact, at the below address.

American Realty Capital Trust IV, Inc.
405 Park Avenue
New York, New York 10022

IRA accounts may not direct distributions without the custodian’s approval.

Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by us. Any amount of capital returned to you through distributions will be returned after payment of certain fees and reimbursement of expenses to our sponsor or its affiliates.

Stockholders’ ability to sell shares pursuant to our share repurchase plan is restricted. Our share repurchase plan may be suspended or terminated at any time, and repurchase requests may be rejected for any reason. Stockholders may not be able to sell their shares.

I hereby subscribe for Shares of American Realty Capital Trust IV, Inc. and elect the distribution option indicated below:

A. ____ Reinvest/Distribution Reinvestment Plan (see the final prospectus for details)

B. ____ Mail Check to the address of record

C. ____ Credit Distribution to my IRA or Other Custodian Account

D. ____ Cash/Direct Deposit (Please attach a pre-printed voided check (Non-Custodian Investors only). I authorize American Realty Capital Trust IV, Inc. or its agent to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify American Realty Capital Trust IV, Inc. in writing to cancel it. If American Realty Capital Trust IV, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.)

Name/Entity Name/Financial Institution:
Mailing Address:	City:	State:	Zip:
Account Number:	Your Bank’s ABA/Routing Nbr:
Your Bank’s Account Number:	Checking Acct:	Savings Acct:

PLEASE ATTACH COPY OF VOIDED CHECK TO THIS FORM IF FUNDS ARE TO BE SENT TO A BANK

*	The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature                  Signature

☐	Automatic Purchase Plan: Check this box if you wish to participate in the Automatic Purchase Plan (“APP”). A separate form is required to be completed to participate in APP.*

*	Kansas investors cannot participate in the Automatic Purchase Plan.

5.  ELECTRONIC DELIVERY

☐ Check the box if you consent to the electronic delivery of documents including the prospectus, prospectus supplements, annual and quarterly reports, and other stockholder communication and reports. E-mail address in Section 3 is required. Please carefully read the following representations before consenting to receive documents electronically. By checking this box and consenting to receive documents electronically, you represent the following:

(a)  I understand that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I understand that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.

(b)  I understand that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

(c)  I understand that I may receive at no cost from American Realty Capital Healthcare Trust, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday – Friday.

(d)  I understand that if the e-mail notification is returned to American Realty Capital Healthcare Trust, Inc. as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if American Realty Capital Healthcare Trust, Inc. is unable to obtain a valid e-mail address for me, American Realty Capital Healthcare Trust, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record.

(e)  I understand that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday – Friday.

Owner Signature ____________________________________	Date (mm/dd/yy) ___________
Co-Owner Signature (if applicable) _____________________	Date (mm/dd/yy) ___________

6.  BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)

The financial advisor must sign below to complete order. The financial advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated at the investor’s legal residence.

BROKER DEALER	Financial Advisor Name/RIA
Advisor Mailing Address
City	Zip
Advisor No.	Telephone No.
Email Address	Fax No.
Broker Dealer CRD Number	Financial Advisor CRD Number

☐ AFFILIATED REGISTERED INVESTMENT ADVISOR (RIA):  All sales of securities must be made through a Broker-Dealer. If an RIA introduces a sale, the sale must be conducted through the RIA in his or her capacity as a Registered Representative of Broker-Dealer (Section 5 must be filled in).

I understand that by checking the above box, I WILL NOT RECEIVE A COMMISSION.

The undersigned FINANCIAL ADVISOR further represents and certifies that in connection with this subscription for Shares, he/she has complied with and has followed all applicable policies and procedures under his firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Financial Advisor and /or RIA Signature:	Date:
Branch Manager Signature:	Date:

7.  SUBSCRIBER SIGNATURES

The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf) the following: (you must initial each of the representations below)

Owner	Co-Owner	a) I/We have a minimum net worth (not including home, home furnishings and personal automobiles) of at least $70,000 and estimate that (without regard to American Realty Capital Trust IV, Inc.) I/we have a gross income due in the current year of at least $70,000; or I/we have a net worth (excluding home, home furnishings and automobiles) of at least $250,000, or such higher suitability as may be required by certain states and set forth on the reverse side hereof; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
Owner	Co-Owner	b) KANSAS INVESTORS: I/We understand and acknowledge that the Office of the Securities Commissioner of the State of Kansas recommends that I/we do not invest more than 10% of my/our liquid net worth, in the aggregate, in shares of American Realty Capital Trust IV, Inc. stock and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Owner	Co-Owner	c) I/We have received the final prospectus of American Realty Capital Trust IV, Inc.
Owner	Co-Owner	d) I/We am/are purchasing shares for my/our own account.
Owner	Co-Owner	e) I/We acknowledge that shares are not liquid.
Owner	Co-Owner	f) If an affiliate of American Realty Capital Trust IV, Inc., I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.
Owner	Co-Owner	g) If an Alabama investor, I/we have met the suitability requirements in a) above and I/we have a liquid net worth of at least ten times the amount of my/our investment in American Realty Capital Trust IV, Inc. and other similar programs.
Owner Signature:		Date:
Co-Owner Signature:		Date:

Signature of Custodian(s) or Trustee(s) (if applicable). Current Custodian must sign if investment is for an IRA Account

Authorized Signature (Custodian or Trustee):                Date:

CERTAIN STATES HAVE IMPOSED SPECIAL FINANCIAL SUITABILITY STANDARDS FOR SUBSCRIBERS WHO PURCHASE SHARES

Several states have established suitability requirements that are more stringent than the general standards for all investors described below. Shares will be sold to investors in these states only if they meet the special suitability standards set forth below. In each case, these special suitability standards exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles.

General Standards for all Investors

•	Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of $70,000 and a minimum net worth of $70,000.

Kentucky

•	Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor’s liquid net worth.

Massachusetts, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico

•	Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Iowa, Oregon, Pennsylvania, Washington or New Mexico resident’s net worth. A Massachusetts investor’s or Ohio investor’s aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Note that Ohio investors cannot participate in the distribution reinvestment plan.

Michigan

•	The maximum investment allowable in our company for a Michigan investor is 10% of his or her net worth.

New Jersey

•	Investors who reside in the state of New Jersey must have either (i) a liquid net worth of $100,000 and annual gross income of $85,000 or (ii) a minimum liquid net worth of $350,000. Additionally, a New Jersey investor’s total investment in this offering and other non-traded business development companies shall not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Texas

•	An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, either (a) minimum annual gross income of $100,000 and a minimum net worth of $100,000, or (b) minimum net worth of $250,000; net worth shall be exclusive of home, home furnishings and automobiles.

Nebraska

•	Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor’s maximum in investment in the issuer and its affiliate cannot exceed 10% of the investor’s net worth.

Maine

•	The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

North Dakota

•	Shares will only be sold to residents of North Dakota representing that they have a net worth of at least ten times their investment in us and that they meet one of the general suitability standards described above.

Tennessee

•	In addition to the suitability requirements described above, investors’ maximum investment in our shares and our affiliates shall not exceed 10% of the resident’s net worth.

Kansas

•	In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in our shares and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Missouri

•	In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the securities registered by us for this offering with the Securities Division.

California

•	In addition to the suitability requirements described above, investors’ maximum investment in our shares will be limited to 10% of the investor’s net worth (exclusive of home, home furnishings and automobile).

Alabama

•	In addition to the suitability standards above, shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. AS USED IN THIS SUBSCRIPTION AGREEMENT, “ARC” REFERS TO AMERICAN REALTY CAPITAL TRUST IV, INC. AND ITS AFFILIATES. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.

By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law.

8.  IRS FORM W-9

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current taxpayer identification number, or TIN (or the TIN of any other payee), and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If the box in Part 3 is checked and a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS. See the guidelines below for instructions provided below with the Form W-9 on how to fill out the Form W-9. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

Form **W-9**
(Rev. December 2011)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See Specific Instructions on page 2.

Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification:
☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶

☐ Other (see instructions) ▶

☐ Exempt payee

Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on the "Name" line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number
☐☐☐ – ☐☐ – ☐☐☐☐

Employer identification number
☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here | **Signature of U.S. person** ▶ **Date** ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners' share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

Cat. No. 10231X Form **W-9** (Rev. 12-2011)

Form W-9 (Rev. 12-2011) Page **2**

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

• The U.S. owner of a disregarded entity and not the entity,

• The U.S. grantor or other owner of a grantor trust and not the trust, and

• The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see *Special rules for partnerships* on page 1.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the "Name" line. You may enter your business, trade, or "doing business as (DBA)" name on the "Business name/disregarded entity name" line.

Partnership, C Corporation, or S Corporation. Enter the entity's name on the "Name" line and any business, trade, or "doing business as (DBA) name" on the "Business name/disregarded entity name" line.

Disregarded entity. Enter the owner's name on the "Name" line. The name of the entity entered on the "Name" line should never be a disregarded entity. The name on the "Name" line must be the name shown on the income tax return on which the income will be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a domestic owner, the domestic owner's name is required to be provided on the "Name" line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on the "Business name/disregarded entity name" line. If the owner of the disregarded entity is a foreign person, you must complete an appropriate Form W-8.

Note. Check the appropriate box for the federal tax classification of the person whose name is entered on the "Name" line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the "Name" line is an LLC, check the "Limited liability company" box only and enter the appropriate code for the tax classification in the space provided. If you are an LLC that is treated as a partnership for federal tax purposes, enter "P" for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter "C" for C corporation or "S" for S corporation. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the "Name" line) is another LLC that is not disregarded for federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the "Name" line.

Form W-9 (Rev. 12-2011) Page 3

Other entities. Enter your business name as shown on required federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business name/ disregarded entity name" line.

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the "Exempt payee" box in the line following the "Business name/ disregarded entity name," sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 9
Broker transactions	Exempt payees 1 through 5 and 7 through 13. Also, C corporations.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Payments over $600 required to be reported and direct sales over $5,000 [1]	Generally, exempt payees 1 through 7 [2]

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see *Limited Liability Company (LLC)* on page 2), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.ssa.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: *A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.*

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, below, and items 4 and 5 on page 4 indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the "Name" line must sign. Exempt payees, see *Exempt Payee* on page 3.

Signature requirements. Complete the certification as indicated in items 1 through 3, below, and items 4 and 5 on page 4.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

Form W-9 (Rev. 12-2011) Page 4

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	**Give name and EIN of:**
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity [4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or "DBA" name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships* on page 1.

***Note.** Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: *spam@uce.gov* or contact them at *www.ftc.gov/idtheft* or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.